<SEQUENCE>1
<FILENAME>ims010903def14a.txt


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|     Preliminary Proxy Statement
|_|     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_| Soliciting Material Pursuant to |_| ss.240.14a-11(c) or |_| ss.240.14a-12

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                  IMS INTERNATIONAL MONETARY SYSTEMS, LTD.
                         16901 West Glendale Drive
                            New Berlin, WI 53151
                                (262) 780-3640

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON FEBRUARY 26, 2003


To the Shareholders of
INTERNATIONAL MONETARY SYSTEMS, LTD.

Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of International Monetary Systems, Ltd. (the "Company") will be held at the Company's corporate headquarters office at 16901 West Glendale Drive, New Berlin, WI on Wednesday, February 26, 2003 at 3:00 p.m. CST for the following purposes:

1. To amend the articles of incorporation of the company, increasing the authorized capital to 100,000,000 shares, divided into 10,000,000 shares of series preferred stock and 90,000,000 shares of common stock, both with $.0001 par value per share.

2. To transact such other business as may come before the meeting or any adjournments or postponements thereof.


A proxy form is enclosed. Please complete it and return it as soon as possible in the postage-paid return envelope provided, even if you plan to attend the Meeting. You retain the right to revoke the proxy at any time before it is actually voted by notice in writing to the Secretary of the Company.

                                       By Order of the Board of Directors,

                                   /s/ PATRICIA A. KATISCH
                                       -----------------------------------
                                       Patricia A. Katisch
                                       Secretary

New Berlin, WI
January 15, 2003

                    INTERNATIONAL MONETARY SYSTEMS LTD.

                            PROXY STATEMENT FOR
                      SPECIAL MEETING OF SHAREHOLDERS
                             FEBRUARY 26, 2003

GENERAL INFORMATION

Your proxy, using the enclosed form, is solicited by the Board of Directors of International Monetary Systems Ltd. ("IMS" or the "Company") for the Special Meeting of Shareholders ("Special Meeting") to be held at 3:00 p.m. on Wednesday, February 26, 2003 at the Company's corporate headquarters at 16901 West Glendale Drive, New Berlin, WI, and at any adjournment thereof. Management anticipates that the mailing to shareholders of this proxy statement and the enclosed proxy will occur on or about February 5, 2003.

PURPOSE OF MEETING

The specific proposal to be considered and acted upon at the Special Meeting is summarized in the accompanying Notice of Special Meeting of Shareholders. The proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS

The Company's common stock is the only type of security entitled to vote at the Special Meeting. Only shareholders of record at the close of business on January 26, 2003 ("Record Date") are entitled to receive notice of the Special Meeting and to vote the shares they hold at the Special Meeting or at any adjournment or postponement. As of the Record Date, there were 16,047,920 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. There is no cumulative voting.

The presence at the meeting, either in person or by proxy, of the holders of at least 40% of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the transaction of business at the Special Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting. The affirmative vote by holders of a majority of the shares present and entitled to vote will be required to amend the articles of incorporation of the company increasing the authorized capital to 100,000,000 shares, divided into 10,000,000 shares of series preferred stock and 90,000,000 shares of common stock, both with $.0001 par value per share and to approve additional proposals which may be presented at the Special Meeting.

Whether or not you are able to attend the meeting in person, you are urged to complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy is solicited by the Company's Board of Directors and, when properly completed, will be voted at the Special Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against, or in abstention, will be voted FOR the amendment of the articles of incorporation and FOR proposals contained in this Proxy Statement. With respect to any other matters that may come properly before the Special Meeting, the proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

Your proxy may be revoked or changed at any time prior to the Special Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary another signed proxy with a later date before the beginning of the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so by voting in person. Expenses in connection with the solicitation of proxies will be paid by IMS. Proxies are being solicited primarily by mail, although employees of IMS (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has not retained a proxy solicitor in connection with the Special Meeting.

A copy of the Company's 10-QSB for the third quarter of 2002 is being furnished to each shareholder with this Proxy Statement.

                                  PROPOSAL NO. 1
                    AMENDMENT TO INCREASE AUTHORIZED CAPITAL

Article 4 of the Company's bylaws currently reads:

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 25,000,000 shares, divided into 5,000,000 shares of series preferred stock with a par value of $.0001 per share, herein called "Series Preferred Stock", and 20,000,000 shares of common stock with a par value of $.0001 per share, herein called "Common Stock".

A. Series Preferred Stock

The Board of Directors of the Corporation is expressly vested with the authority to divide the Series Preferred Stock into one or more series and to fix, determine and state the voting power, dividend, redemption, conversion and liquidation rights, designations, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors hereto.

B. Common Stock

Subject to the prior and superior rights of the Series Preferred Stock and on the conditions set forth in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of the Series Preferred Stock, the Board of Directors may declare and pay dividends on the Common Stock from time to time as funds may be legally available therefor, which may be payable in cash, stock or other property.

Subject to the voting rights, if any, as may be set forth in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of any Series Preferred Stock, the holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, and after all payments and distributions shall have been made in full to the holders of the Series preferred Stock as may have been required under the terms of the resolution or resolutions of the Board of Directors providing for the issuance of any particular series of the Series Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO ARTICLE 4 WHICH WILL INCREASE THE COMPANY'S AUTHORIZED CAPITAL AS DESCRIBED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Special Meeting is necessary to amend the current bylaw. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the amended bylaw.

The bylaw will remain the same, except for the number of authorized shares as described in its first paragraph. The following copy describes the changes to that paragraph;


RESOLVED THAT, Article 4 of the Articles of Incorporation is hereby amended to read as follows:

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 100,000,000 shares, divided into 10,000,000 shares of series preferred stock with a par value of $.0001 per share, herein called "Series Preferred Stock", and 90,000,000 shares of common stock with a par value of $.0001 per share, herein called "Common Stock".

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information concerning our executive officers and directors, including their names, ages and the positions they held with IMS, as of December 31, 2002.

Name                 Age    Position

Donald F. Mardak      66    President, Chief Executive Officer, Director
                            and Chairman of the Board

Danny Weibling        54    Treasurer and Chief Financial Officer

John E. Strabley      39    Executive Vice President and Director

Dale L. Mardak        42    Vice President and Director

Patricia A. Katisch   57    Secretary

Wayne Emmer           48    Director

Gerald Van Dyn Hoven  46    Director


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
FINANCIAL DISCLOSURE

Donald F. Mardak has been the Chief Executive Officer, President and a director of IMS since our inception in 1989. In 1985, Mr. Mardak founded the Continental Trade Exchange barter network under the name "Continental Trading Company," a sole proprietorship. Continental Trading Company was incorporated in 1988 as Continental Trade Exchange, Ltd. and is now our primary operating subsidiary. Mr. Mardak is a two-term president of NATE, the National Association of Trade Exchanges (1995-96 and 1999-2000) and served on the board of directors of the organization for seven years. NATE is the principal barter industry trade association for independent barter networks.

John E. Strabley, Jr. has been the Executive Vice President of IMS since 1992 and a director since 1997. Mr. Strabley joined Continental Trade Exchange, Ltd. as a trade broker in 1991. In 1992, he was promoted to General Manager and, in August of that year, was appointed as Vice President of Continental Trade Exchange and IMS. In 1995, Mr. Strabley passed the barter industry certification examination and was awarded with the industry's highest designation of CTB - Certified Trade broker. In 1997, Mr. Strabley became a director of both Continental Trade Exchange, Ltd. and IMS.

Dale L. Mardak has been Vice President of IMS since 1995, and a director since 1997. He joined Continental Trade Exchange, Ltd. in 1993 as a trade broker and was appointed trade director in 1995. In 1997, he was appointed Treasurer and a director of both Continental Trade Exchange, Ltd. and IMS. In 1999, Mr. Mardak received the designation of CTB - Certified Trade Broker.

Danny W. Weibling is a Certified Public Accountant and, along with his wife Lisa, was the former owner of Trade Systems Interchange, the Rohnert Park, CA barter network that IMS acquired in April of 2001. Mr. Weibling is also the developer and programmer of TradeWorks, the barter industry's finest software program, and he served six years as treasurer of the National Association of Trade Exchanges. He became Treasurer and Chief Financial Officer of IMS in April of 2001.

Patricia A. Katisch is currently the owner of Katisch & Associates, a marketing consulting and public relations firm. From 1998 - 2001, Ms. Katisch was an Associate Dean in the College of Professional Studies at Marquette University. Previous to that, she founded and published the Women's Yellow Pages of Greater Milwaukee and was the producer of the Wisconsin World of Women Show.

Wayne Emmer is currently the President of Illinois Cement Co., a position he has held since August of 1998. Wayne is also a former member of the Parkview Christian Academy School Board.

Gerald Van Dyn Hoven is currently the president of the Van Dyn Hoven Automotive Group. Jerry is a director of American National Bank - Fox Cities, and is a member of the Board of Trustees of Equitable Reserve Association.

Our directors hold office until the Annual Meeting at which their term expires. Officers are elected annually by our board of directors and serve at the discretion of the board.

EXECUTIVE COMPENSATION.

Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to us in all capacities during the fiscal years ended December 31, 2000, 2001 and 2002, respectively. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this report as "named executive officers." Because no other executive officer of our company was paid more than $100,000 for any of our last three fiscal years, only the compensation paid by us to our Chief Executive Officer is included in the table,

                               Annual Compensation               All Other
Name and Principal Positions     Year   Salary ($)  Bonus ($)  Compensation ($)
Donald F. Mardak . . . . . . . . 2002    122,000      ----          ----
  Chief Executive Officer        2001    121,000      ----          ----
     and President               2000    122,000      ----          ----

Stock Options

Options Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for our fiscal year ended December 31, 2002.

In December of 2002, options covering 20,000 shares of common stock, exercisable for five years commencing March 1, 2004 at $.30 per share, were granted to each our Executive Vice President, John Strabley, our Vice President, Dale Mardak, our Treasurer and CFO, Danny Weibling and to Judy Mardak, wife of Donald Mardak, our President and Chief Executive Officer.

Option Exercises in 2002 and Aggregate Option Values at December 31, 2002. No options were exercised by our chief Executive Officer, our only named executive officer, during fiscal 2002. As of December 31, 2002, 90,000 unexercised options that were issued in fiscal 2000 plus 72,000 unexercised options issued in 2001 were held by our Chief Executive Officer. No options were exercised by our other officers during fiscal 2001. As of December 31, 2002, unexercised options that were issued in fiscal 2000 and 2001 were held by our other officers in the following amounts: John Strabley, 132,000 shares, Dale Mardak, 132,000 shares and Danny Weibling, 90,000 shares, respectively.

Employment Agreements

As of October 19, 2000, we entered into employment agreements with Donald F. Mardak, our president, and Dale L. Mardak and John E. Strabley, Jr., our vice presidents, pursuant to which these employees will receive annual base salaries of $120,000, $60,000 and $65,000, respectively, plus commissions and bonuses, if any, to be determined by our chief executive officer in his discretion. On April 1, 2001, Danny W. Weibling, our Treasurer and chief Financial Officer also entered into an employment agreement, pursuant to which he will receive an annual base salary of $65,000 plus bonuses and increases for additional company acquisitions. Each such contract is for an initial term of three years, commencing as of November 1, 2000 for Messrs. Mardak, Mardak and Strabley and as of April 1, 2001 for Mr. Weibling. Each of these contracts will be automatically extended for additional one-year periods thereafter, unless terminated by either IMS or the employee. Each agreement further provides that, for eighteen months after the termination thereof, the employee will not, either directly or indirectly, compete with the businesses of International Monetary Systems, Ltd. Each employee also agrees to maintain the confidentiality of trade secrets and other information concerning IMS.

Each of the agreements entitle them to receive stock options at the discretion of Management. All agreements contain a change of control provision. In the event of a merger, acquisition of IMS or sale of substantially all of its assets, Donald Mardak's contract provides for compensation equal to two years' salary plus a lump sum payment of $100,000, John Strabley's and Dale Mardak's contracts provide for compensation equal to one year's salary plus a lump sum payment of $75,000, and Danny Weibling's contract provides for compensation equal to one year's salary.

Limitation of Liability and Indemnification

Our bylaws provide for the elimination, to the fullest extent permissible under Wisconsin law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status for service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Wisconsin law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of December 31, 2002, by:

* each person known by us to beneficially own more than 5% of our common stock;

*   each of our directors and our sole named executive officer; and

*   all of our directors and executive officers as a group.

We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have sole voting and dispositive power with respect to such shares.
Shares beneficially owned
as of December 31, 2002


                                                 Shares beneficially owned
                                                  as of December 31, 2002
Name of Beneficial Owner                            Number       Percent

Donald F. Mardak (1) * . . . . . . . . . . . . .  8,648,500       53.89%

Dale L. Mardak (2) . . . . . . . . . . . . . . .    828,000        5.2%

John E. Strabley, Jr. (3)  . . . . . . . . . . .    450,000        2.8%

Danny W. Weibling (4)  . . . . . . . . . . . . .    165,000        1.0%

Gerald Van Dyn Hoven  . . . . . . . . . . . . . .    184,000        1.1%

Wayne Emmer  . . . . . . . . . . . . . . . . . .    100,000        1.6%

Patricia Katisch   . . . . . . . . . . . . . . .      4,000        0.002%

All directors and executive officers
as a group (4 persons) . . . . . . . . . . . . .  10,379,500      64.68%

1) Does not include 270,000 shares held by his wife, Judy E. Mardak, as to which Mr. Mardak disclaims beneficial ownership. Does include 300,000 shares in the name of Milwaukee Midwest Trust and 162,000 shares subject to options exercisable within 6 months.

* All shares owned by Donald F. and Judy E. Mardak are now held in a revocable living trust.

(2) Does not include 4,200 shares held by his wife, Lisa L. Mardak, as to which Mr. Mardak disclaims beneficial ownership. Does include 132,000 shares subject to options exercisable within 6 months.

(3) Does not include 600,000 shares held by his wife, Kimberly A. Strabley, as to which Mr. Strabley disclaims beneficial ownership. Does include 132,000 shares subject to options exercisable within 6 months.

(4) Does not include 75,000 shares held by his wife, Alesia Peters, as to which Mr. Weibling disclaims beneficial ownership. Does include 90,000 shares subject to options exercisable within 6 months.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Certain Transactions

We currently lease our executive offices and principal operating facilities, consisting of 10,000 square feet of space located at 16901 West Glendale Drive, New Berlin, Wisconsin, from Glendale Investments, LLC., a Wisconsin limited liability company owned by Donald F. Mardak, Dale L. Mardak and John E. Strabley, Jr., officers and directors of our company, under a triple net lease which commenced in October, 2002 and expires September 30, 2004. For the fiscal year ended December 31, 2000, we made rental payments of $54,000 and in the fiscal year ended December 31, 2001, we made rental payments of $91,000 to Glendale Investments, LLC. We believe that the rental payments required and other terms of our lease are comparable to those available for similar space from unaffiliated, third-party lessors in the area.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our affiliates and us. From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of IMS and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, including for example the lease agreement described above under "Certain Relationships and Related Transactions - Certain Transactions", potential conflicts may arise between the respective interests of IMS and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to IMS at the time it is authorized or approved by our directors.



                                      Respectively submitted for the
                                      Board of Directors by


                                  /s/ PATRICIA A. KATISCH
                                      -------------------------------------
                                      Patricia A. Katisch
                                      Secretary